UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2014

TF FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-24168	74-2705050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 579-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TF FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01  Completion of Acquisition or Disposition of Assets

Effective as of 7:01 p.m. on October 24, 2014 (the “Effective Time”), TF Financial Corporation (the “Company”) completed its merger (the “Merger”) with and into National Penn Bancshares, Inc. (“National Penn”) pursuant to an Agreement and Plan of Merger, dated as of June 3, 2014, by and between National Penn and the Company (the “Merger Agreement”). As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company’s separate corporate existence ceased and National Penn continued as the surviving corporation. In addition, effective on October 24, 2014, 3rd Fed Bank, which was a wholly owned subsidiary of the Company, was merged with and into National Penn Bank, a wholly owned subsidiary of National Penn, with National Penn Bank as the surviving institution. As of the Effective Time, each share of common stock of the Company outstanding immediately prior to the Effective Time (other than those to be cancelled in accordance with the Merger Agreement) was converted into and became exchangeable for the right to receive, at the election of the holder and subject to the allocation and proration procedures set forth in the Merger Agreement, either $42.00 in cash or 4.22 shares of National Penn common stock (provided, however, that cash will be issued in lieu of fractional shares) (the “Merger Consideration”).

Additional information and details of the Merger Agreement were previously disclosed in the proxy statement/prospectus, dated August 4, 2014, as part of the Registration Statement on Form S-4, as amended, filed by National Penn with the SEC (SEC File No. 333-197281) (the “Proxy Statement/Prospectus”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement which is included as Annex A in the Proxy Statement/Prospectus and is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger, on October 24, 2014, the Company notified the Nasdaq Global Market (“Nasdaq”) that, as of the Effective Time, the Company would be merged with and into National Penn and each of the shares of common stock of the Company outstanding immediately prior to the Effective Time of the Merger (other than those to be cancelled in accordance with the Merger Agreement) would be converted into and become exchangeable for the right to receive, at the election of the holder and subject to the allocation and proration procedures set forth in the Merger Agreement, the Merger Consideration, and requested that Nasdaq file with the SEC a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on Nasdaq.

Item 3.03 Material Modification to Rights of Security Holders

As of the Effective Time, holders of the Company’s common stock immediately prior to the Effective Time ceased to have any rights as shareholders of the Company and were entitled only to receive the Merger Consideration.

Item 5.01 Changes in Control of Registrant

As of the Effective Time, National Penn completed its acquisition of the Company in accordance with the Merger Agreement.

As previously disclosed, on June 3, 2014, the Company entered into the Merger Agreement. On September 17, 2014, the Merger Agreement was approved by the Company’s shareholders at the Company’s special meeting of shareholders.

The information disclosed under Items 2.01, 3.01 and 3.03 above are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC. (as successor by merger to TF Financial Corporation)

Date:	October 30, 2014	By:	/s/ Scott V. Fainor
Name: Scott V. Fainor
Title: President and CEO (Duly Authorized Representative)